                                                                 EXHIBIT 10.25.1


                           STOCK PURCHASE AGREEMENT
                           ------------------------

          THIS STOCK PURCHASE AGREEMENT is made as of the 3rd day of February, 1997, by and between U.S. Bioscience, Inc., a Delaware corporation ("USB"), and ALZA Corporation, a Delaware corporation ("ALZA").

          WHEREAS, ALZA desires to purchase from USB, and USB desires to sell to ALZA, certain shares of USB's Common Stock, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the parties agree as follows:

     1.    Purchase and Sale of Stock.
           --------------------------

          1.1  Sale and Issuance of Common Stock.  Subject to the terms and
               ---------------------------------
conditions of this Agreement, ALZA agrees to purchase and USB agrees to sell and issue to ALZA One Million, One Hundred Seventy-eight Thousand, Eight Hundred and eighty-two (1,178,882) shares (the "Shares") of USB's Common Stock, $.01 par value (the "Common Stock"), for a price per Share equal to One Hundred Twenty
(120) percent of the Average Purchase Price (as defined in Section 1.2) multiplied by the number of Shares purchased and sold pursuant to this Section
1.1 (the "Purchase Price").

          1.2  Average Purchase Price.  The "Average Purchase Price" shall be
               ----------------------
equal to the average of the closing price of one share of Common Stock on the American Stock Exchange on each of the ten business days next preceding, and not including, the date of this Agreement.

          1.3  Closing.  The closing for the purchase and sale of the Shares
               -------
(the "Closing") shall take place at the offices of USB, One Tower Bridge, 100 Front Street, West Conshohocken, Pennsylvania 19428, at 2:00 p.m., Philadelphia time, on the third business day after the date on which the conditions set forth in Articles 4 and 5 shall be satisfied or duly waived, or if USB and ALZA mutually agree on a different date, the date upon which they have mutually agreed (the "Closing Date"). At the Closing USB shall deliver a certificate in the name of ALZA representing the Shares, against delivery to USB by ALZA of the Purchase Price by wire transfer in immediately available funds to USB's account at Corestates Bank, N.A., pursuant to the written wire transfer instructions previously supplied to ALZA.

     2.  Representations, Warranties and Covenants of USB.  USB hereby
         ------------------------------------------------
represents and warrants to ALZA that:

          2.1  Organization and Good Standing.  USB is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under its Certificate of Incorporation and Bylaws to own and operate its properties and assets and to carry on its business as now conducted.

          2.2  Authorization.  USB has the corporate power and authority to
               -------------
execute, deliver and perform this Agreement and to issue and sell the Shares. The execution, delivery and performance of this Agreement by USB and the issuance and delivery of the Shares have been duly authorized by all necessary corporate action on the part of USB. USB is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties or financial condition. This Agreement constitutes a valid and legally binding obligation of USB, enforceable against USB in accordance with its terms, except as such may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity.

          2.3  Valid Issuance of Shares.  The Shares, when issued, sold and
               ------------------------
delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any liens, charges, claims or encumbrances and, except as provided in this Agreement, will not be subject to restrictions on transfer arising through USB.

          2.4  Government Consents.
               -------------------

                (a) Except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable state securities laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, is required on the part of USB, nor is any waiver, consent or approval of any third party (other than the American Stock Exchange) required to be obtained by USB, in connection with USB's valid execution, delivery or performance of this Agreement or the issuance and sale of the Shares by USB hereunder.

                (b) USB will promptly file or cause to be filed with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission pursuant to the HSR Act all requisite documents and notifications required of USB in connection with the transactions contemplated by this Agreement.

                (c) USB shall have made any filings required to be made under applicable state securities laws in connection with the transactions contemplated by this Agreement, within the applicable stipulated statutory period before or after the sale of the Shares hereunder, and shall have obtained such consents or approvals to issue the Shares as may be required pursuant to such laws.

          2.5  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or currently threatened against USB which questions the validity of this Agreement or the right of USB to enter into it or to consummate the transactions contemplated hereby. Except as disclosed to ALZA in writing within the five business days prior to the date of this Agreement or in the SEC Filings (as defined in Section 2.7), there is no action, suit, proceeding or investigation pending or currently threatened which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, operations, financial condition, income or business prospects of USB and the Subsidiaries, taken as a whole, as presently being conducted.

          2.6  Compliance with Other Instruments.  The execution, delivery and
               ---------------------------------
performance of this Agreement by USB and the consummation by USB of the transactions contemplated hereby will not conflict with, or result in any violation of, or constitute, with or without the passage of time and giving of notice, either a default under any provision of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of USB. USB is not in violation of its Certificate of Incorporation or Bylaws, or in default in the performance or observance of any material provision of any material instrument or contract to which it is a party or by which it is bound. No third party has any pre-emptive rights, or rights of first refusal or first opportunity or similar rights to purchase, or to offer to purchase, all or any part of the Shares.

          2.7  Disclosure.  USB has furnished to ALZA (i) USB's Annual Report on
               ----------
Form 10-K for the fiscal year ended December 31, 1995, amended by Form 10-K/A1 (the "1995 Annual Report"), as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) USB's proxy statement for its 1996 Annual Meeting of Stockholders; (iii) USB's Form 10/A, Amendment No. 2, as filed with the SEC pursuant to the Exchange Act; (iv) USB's reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (collectively, the "Quarterly Reports"), as filed with the SEC pursuant to the Exchange Act, and (v) all other reports and registration statements, if any, as filed by USB with the SEC since December 31, 1995 (the documents referred to in clauses (i)-(v) above being referred to hereinafter, collectively, as the "SEC Filings"). As of their respective dates, the SEC Filings

(including all documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in the case of any SEC Filing, any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent SEC Filing. Since December 31, 1995, USB has timely filed with the SEC all reports, documents, registration statements, definitive proxy statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC, and all such reports, documents, registration statements, definitive proxy statements and other filings complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the Exchange Act, as applicable. The audited consolidated financial statements of USB included or incorporated by reference in the 1995 Annual Report and the unaudited consolidated financial statements contained in the Quarterly Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except as may be indicated therein or in the notes thereto and except that the unaudited financial statements may not contain all footnotes and adjustments required by United States generally accepted accounting principles, and fairly present the financial position of USB and its consolidated subsidiaries as at the dates thereof and the results of its operations and statements of cash flows for the periods then ended, subject, in the case of the unaudited interim consolidated financial statements, to normal year-end adjustments, and recognizing that the results of operations for interim periods are not necessarily indicative of USB's operations for any other interim period or full fiscal year.

          2.8  Changes.  Since December 31, 1995, except as disclosed in the SEC
               -------
Filings, there has not been:

                (a) any change in the assets, liabilities, financial condition, operating results or, to the best of USB's knowledge, prospects of USB from that reflected in the 1995 Annual Report, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse (and except that USB expects to continue to incur substantial operating losses, which may be material);

                (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of USB (and except that USB expects to continue to incur substantial operating losses, which may be material);

                (c) any waiver or compromise by USB of a material right or of a material debt owed to it;

                (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by USB, except in the ordinary course of business and which is not material to the business, properties or financial condition of USB (as such business is presently conducted);

                (e) any material change to a material contract or arrangement by which USB or any of its assets is bound or subject, or any breach by USB or waiver by USB of any breach of or under any such contract or amendment (or the occurrence of any event which would, as result of the passage of time, become or result in such a breach or waiver);

                (f) any sale, assignment or transfer to a third party that is not an Affiliate (as hereafter defined) of any material patents, trademarks, copyrights, trade secrets or other intangible assets for compensation which is less than fair value;

                (g) any mortgage, pledge, transfer of a security interest in, or lien, created by USB, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                (h) any declaration, setting aside or payment or other distribution in respect of any of USB's capital stock;

                (i) the occurrence of any event or condition of any type that has materially and adversely affected the business, properties or financial condition of USB, or the occurrence of any such event or condition known to USB that will, solely upon the passage of time, materially and adversely affect the business, properties or financial condition of USB.

For purposes of this Agreement (except as otherwise defined in Section 6.1(b) hereof) the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. Without limiting the foregoing, the direct or indirect ownership of 50% or more of the outstanding voting securities of an entity, or the right to receive 50% or more of the profits or earnings of an entity, shall be deemed to constitute control.

          2.9  American Stock Exchange Listing.  The Common Stock is currently
               -------------------------------
listed and traded on the American Stock Exchange and USB knows of no reason or set of facts which is likely to result in the termination of such listing. Nothing in this Section 2.9 shall be interpreted to preclude USB from listing its Common Stock on any other national securities exchange (including without limitation the Nasdaq National Market of The Nasdaq Stock

Market) in lieu of the American Stock Exchange. USB shall take all actions reasonably required in order to have the Shares listed on the American Stock Exchange prior to the Closing.

          2.10  Capitalization; Options and Warrants.  The authorized capital
                ------------------------------------
stock of USB consists of 5,000,000 shares of Preferred Stock, par value $.005 per share, none of which are outstanding as of the date hereof and 50,000,000 shares of Common Stock, par value $.01 per share, of which 22,879,934 shares were issued and outstanding as of December 31, 1996. Except as disclosed in the SEC Filings, and except for the transactions contemplated by this Agreement, since December 31, 1995, USB has not granted any options (except for stock options granted under USB's employee benefit plans, as defined in Rule 405 of Regulation C under the 1933 Act ("Employee Benefit Plans")) warrants, rights (including conversion or preemptive rights), or similar right, to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of USB, including the Shares. The total number of shares of Common Stock of USB issued from December 31, 1996 through the date of this Agreement is 26,724. There are no outstanding rights to cause USB to register the securities held by any person or entity under the Securities Act of 1933 except for any such rights with respect to securities issuable upon the exercise of options granted under any USB Employee Benefit Plans.

          2.11  Subsidiaries.  The only subsidiaries of USB are USB Pharma B.V.,
                ------------
incorporated in The Netherlands ("USB BV"), USB Pharma Limited, incorporated in the United Kingdom ("USB UK"), USB Resources, Inc., a Delaware corporation, and USB Technology, Inc., a Delaware corporation. Each of USB's subsidiaries has been duly incorporated under the laws of its respective jurisdiction of incorporation. USB BV and USB UK are the only operating subsidiaries of USB, and each of such subsidiaries has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified or licensed to transact business in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of USB and its subsidiaries, taken as a whole, as presently being conducted). USB owns 100% of the shares of each of its subsidiaries, free any clear of any charges or encumbrances, and there are no outstanding options, warrants, or rights to purchase any securities of any subsidiaries.

          2.12  Principal Products.  Except as disclosed to ALZA in writing
                ------------------
within the five business days prior to the date of this Agreement, there has been no material adverse change in the status of Hexalen(R), NeuTrexin(R) or Ethyol(R) as set forth under the heading "Principal Products" on pages 3-12 of the 1995 Annual Report.

     3.  Representations, Warranties and Covenants of ALZA.  ALZA hereby
         -------------------------------------------------
represents and warrants to USB that:

          3.1  Authorization.  This Agreement constitutes ALZA's valid and
               -------------
legally binding obligation, enforceable against ALZA in accordance with its terms, except as such may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights in general or by general principles of equity. ALZA represents that it has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          3.2  Government Consents.
               -------------------

                (a) Except for the applicable requirements of the HSR Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of ALZA in connection with ALZA's valid execution, delivery or performance of its obligations under this Agreement or the purchase of the Shares by ALZA hereunder.

                (b) ALZA will promptly file or cause to be filed with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission pursuant to the HSR Act all requisite documents and notifications required of it in connection with the transactions contemplated by this Agreement.

          3.3  Purchase Entirely for Own Account.  The Shares will be acquired
               ---------------------------------
for ALZA's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and ALZA has no present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with the registration requirements of the 1933 Act (unless an exception is available). ALZA does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

          3.4  Disclosure of Information.  ALZA has no reason to believe it has
               -------------------------
not received all the information that it has requested in connection with its purchase of the Shares. ALZA has had an opportunity to ask questions and receive answers from USB regarding the terms and conditions of the offering and sale of the Shares. The foregoing, however, does not limit or modify the representations and warranties of USB in Section 2 hereof or the right of ALZA to rely thereon.

          3.5  Investment Experience.  ALZA acknowledges that it can bear the
               ---------------------
economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. ALZA also represents it has not been organized for the purpose of acquiring the Shares.

          3.6  Accredited Investor.  ALZA is an "accredited investor" within the
               -------------------
meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.7  Restricted Securities.  ALZA understands that the Shares are
               ---------------------
"restricted securities" under the federal securities laws and that under such laws, and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, ALZA represents that it is familiar with SEC Rule 144 promulgated under the 1933 Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.8  Restriction on Offers and Sales of Shares; First Offer Right of
               ---------------------------------------------------------------
USB.
---
                (a) ALZA shall not make any disposition of the Shares prior to the first anniversary of the Closing Date.

                (b) During the three-year period commencing on the first anniversary of the Closing Date (the "First Offer Period"), ALZA shall not make any disposition of any Shares, whether through broker-dealers who may act as agent or acquire the Shares as principal, or otherwise, without first giving USB the right to accept an offer to sell such Shares to USB as provided in this
Section 3.8. If at any time during the First Offer Period ALZA wishes to make a disposition of any Shares, it shall submit an offer to sell such Shares to USB (the "Offer"), by telephonic communication with USB's Chairman and Chief Executive Officer or President and Chief Operating Officer (such telephonic communication to be confirmed in writing by notice pursuant to Section 7.6), disclosing the number of Shares proposed to be sold or transferred and the price at which such Shares are offered to USB. As soon as practicable after receipt of the Offer, but in no event later than three business days after ALZA makes the Offer, USB shall have the option to accept the Offer, in whole but not in part, on the terms offered. In the event that USB does not accept the Offer, such Shares may be sold by ALZA at any time within 90 days after the expiration of the Offer for the price (or a higher price) at which such Shares were offered to USB.

                (c) During the First Offer Period, any Shares not sold in accordance with the applicable terms and within the applicable time periods provided in Section 3.8(b) shall continue to be subject to the requirements of a first offer pursuant to Section 3.8(b).

            (d) If USB accepts an Offer under Section 3.8(b), the closing of such purchase shall occur within ten business days after acceptance of the Offer by USB. Upon such acceptance, USB and ALZA shall be legally obligated to consummate the purchase contemplated thereby.

            (e) The provisions of Sections 3.8(b) and (c) shall lapse and cease to have any effect at such time as ALZA owns less than 100,000 shares of Common Stock.

            (f) The provisions of this Section 3.8 shall not apply to:

                 (i) any transfer by ALZA of Shares to an Affiliate of ALZA, provided that the transferee is bound by all of the obligations of ALZA under this Agreement with respect to the Shares;

                 (ii) any pledge of the Shares by ALZA as part of a pledge of assets by ALZA solely in connection with a financing by ALZA and/or any Affiliates of ALZA, or any asset-backed financing or similar financing vehicle;

                 (iii) any transfer to the successor to the business of ALZA in a merger, acquisition or change of control of ALZA in which ALZA is not the surviving entity, provided that the successor is not an Affiliate of ALZA prior to such merger, acquisition or change of control; or

                 (iv)  any offer or sale of Registrable
Securities pursuant to Section 6.2(a) or (c).

       3.9  Further Limitations on Disposition.  Without in any way limiting
            ----------------------------------
the provisions set forth in Section 3.8, ALZA further shall not make any disposition of all or any portion of the Shares unless and until:

            (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b) ALZA shall have satisfied the following conditions: (i) ALZA shall have notified USB of the proposed disposition and (ii) if reasonably requested by USB, ALZA shall have furnished USB with an opinion of counsel, reasonably satisfactory to USB, that such disposition will not require registration of such Shares under the 1933 Act.

       3.10  Legends.  It is understood that the certificates evidencing the
             -------
Shares may bear the following legends:

             (a) "These securities have not been registered under the 1933 Act. They may not be sold or offered for sale in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to USB that such registration is not required."

             (b) "These securities may not be sold, assigned, transferred, or in any manner disposed of, except in compliance with the terms of a Stock Purchase Agreement between USB and ALZA, dated as of February 3, 1997. Such agreement imposes certain restrictions on transfer of the securities represented by this certificate. The Secretary of USB will upon written request furnish a copy of such agreement to the holder hereof without charge."

             (c)  Any legend required by any applicable state securities laws.

USB shall use its best efforts to cause its transfer agent to take all necessary actions in order to permit ALZA to make good delivery of all Shares sold in accordance with the terms of this Agreement, including, without limitation, the timely removal of the legends from any Shares validly transferred in accordance with the terms of this Agreement.

   4.  Conditions of ALZA's Obligations.
       --------------------------------

       4.1  Conditions of ALZA's Obligations at the Closing.  The obligations
            -----------------------------------------------
of ALZA to USB at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

            (a)  Representations and Warranties.  The representations and
                 ------------------------------
warranties of USB contained in Section 2 hereof shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date and time).

            (b)  Performance.  USB shall have performed and complied with all
                 -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            (c)  Compliance Certificate.  The Chairman and Chief Executive
                 ----------------------
Officer or President and Chief Operating Officer of USB shall deliver to ALZA at the Closing a certificate, in the form attached as Exhibit A hereto, certifying that the conditions specified in
                 ---------
Sections 4.1(a) and (b) hereof have been fulfilled.

             (d)  Governmental Approvals.  Any required governmental approvals
                  ----------------------
described in Section 2.4(c) shall have been obtained by USB.

             (e)  Waiting Periods. All waiting periods applicable under the HSR
                  ---------------
Act shall have expired or been terminated.

             (f)  Listing of Shares.  The Shares shall have been approved,
                  -----------------
subject to official notice of issuance, for listing by the American Stock Exchange.

             (g)  Tender of Shares.  USB shall have issued and tendered for
                  ----------------
delivery to ALZA a certificate representing the Shares, subject only to delivery of the Purchase Price by ALZA in accordance with Section 1.3.


    5.  Conditions of USB's Obligations.
        -------------------------------

        5.1  Conditions of USB's Obligations at the Closing.  The obligations of
             ----------------------------------------------
USB to ALZA at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions:

             (a)  Representations and Warranties.  The representations and
                  ------------------------------
warranties of ALZA contained in Section 3 hereof shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

             (b)  Performance.  ALZA shall have performed and complied with all
                  -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

             (c)  Compliance Certificate.  The President or a Vice President of
                  ----------------------
ALZA shall deliver to USB at the Closing a certificate, in the form attached as Exhibit B hereto, certifying that the conditions specified in Sections 5.1(a)
---------
and (b) hereof have been fulfilled.

             (d)  Waiting Periods.  All waiting periods applicable under the HSR
                  ---------------
Act shall have expired or been terminated.

             (e)  Listing of Shares.  The Shares shall have been approved,
                  -----------------
subject to official notice of issuance, for listing by the American Stock Exchange.

           (f)  Payment of Purchase Price.  ALZA shall have delivered to USB the
                -------------------------
Purchase Price in accordance with Section 1.3, subject only to delivery by USB of the certificate representing the Shares.


  6.  Registration Rights.
      -------------------

      6.1  Definitions.  For purposes of this Section 6:
           -----------

           (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document;

           (b)  The term "Registrable Securities" means (1) the Shares, and
(2) any shares of Common Stock of USB issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this
Section 6 are not assigned. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed pursuant to Rule 144, (iii) such securities are transferred to or become beneficially owned by USB or any "affiliate" (as defined in Rule 144) thereof (other than any bank or insurance company acting in the ordinary course of its business), or (iv) such securities shall have ceased to be outstanding;

           (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, which are, in each case, Registrable Securities;

           (d) The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by USB with the SEC;

           (e) The term "Managing Underwriter" means one or more nationally recognized firms of investment bankers selected in accordance with Section 6.2(b).

     6.2  Registration.
          ------------

          (a)  Shelf Registration.  Upon the request of ALZA made not earlier
               ------------------
than three months prior to the first anniversary of the Closing Date, USB will prepare and file a shelf registration statement under Rule 415 of the 1933 Act with the SEC covering the disposition of the Registrable Securities, beginning at any time after the first anniversary of the Closing Date, in accordance with the intended methods thereof as specified in writing by ALZA (the "Shelf Registration"). USB will use its best efforts to have the Shelf Registration declared effective by the SEC as soon as practicable after the first anniversary of the Closing Date or at such later time as may be specified by ALZA in a notice to USB. Notwithstanding the foregoing, the obligations of USB under this
Section 6.2(a) shall terminate on June 30, 2001.

          (b)  Registration Statement Form.  USB may, if permitted by law,
               ---------------------------
effect the Shelf Registration by filing of a registration statement on Form S-3.

          (c)  Piggy-back Registration.  If (but without any obligation to do
               -----------------------
so) USB proposes to register (including for this purpose a registration effected by USB for any stockholders other than ALZA) any of its Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a USB Employee Benefit Plan or a registration on Form S-4 relating to a business combination involving USB, or any similar successor form), USB shall, at such time, promptly give ALZA written notice of such registration. Upon the written request of ALZA given within 20 days after such notice by USB in accordance with Section 7.6 hereof, USB shall, subject to the provisions of Section 6.9 hereof cause to be included in such registration and any underwriting involved therein all of the Registrable Securities that ALZA has requested to be registered. Notwithstanding the foregoing, the rights of ALZA under this Section 6.2(c): (i) shall not be applicable in respect of any registration by USB which shall become effective prior to the first anniversary of the Closing Date and covers only securities offered by USB; (ii) shall be applicable upon consummation of the Closing in respect of any registration proposed by USB which covers any shares of Common Stock being sold by selling stockholders; and (iii) shall terminate on the third anniversary of the Closing Date.

     6.3  Obligations of USB.  With respect to any registration of any
          ------------------
Registrable Securities pursuant to Section 6.2, USB shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. As far in advance as practical before filing such registration statement or any supplement or amendment thereto (including any document incorporated therein by reference) USB will furnish to ALZA and its counsel copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and ALZA and its counsel shall have the opportunity to comment on any information that is contained therein or omitted therefrom and USB will make the changes reasonably requested by ALZA and its counsel with respect to such information prior to filing any such registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to the registration and the prospectus used in connection with the registration as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by the registration, including at ALZA's request, any amendments or supplements necessary to reflect any information regarding ALZA or its plan of distribution, until the earlier of such time as (i) all of the Shares cease to be Registrable Securities and (ii) with respect to the Shelf Registration, June 30, 2001 or with respect any USB registration under Section 6.2(c), the third anniversary of the Closing Date.

          (c) Furnish to ALZA such numbers of copies of a prospectus, including a preliminary prospectus, as then amended or supplemented, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by ALZA.

          (d) Use its best efforts to register and qualify the securities covered by the Shelf Registration under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by ALZA, provided that USB shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Notify ALZA at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of ALZA, as promptly as practicable prepare and furnish ALZA a reasonable number of copies of a prospectus included in an effective post-effective amendment or the supplemented prospectus correcting such misstatement or omission.

          (f) Furnish, at the request of ALZA, (i) an opinion of the counsel representing USB for the purposes of registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to ALZA and (ii) a comfort letter and subsequent bring-down letter, from the independent certified public accountants of USB, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any. If the Registrable Securities are being sold in an underwritten offering pursuant to Section 6.2(c) hereof, such opinion shall be furnished and dated as of the closing of the sale to the underwriters, such comfort letter shall be furnished and dated as of the date of the underwriting agreement and the bring-down letter shall be furnished and dated as of the closing of the sale to the underwriters. If the Registrable Securities are not being sold in an underwritten offering, such opinion shall be furnished and dated as of the date that the registration statement with respect to such securities becomes effective.

          (g) In the event of any underwritten public offering of any Registrable Securities pursuant to Section 6.2(c), enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided, however, that ALZA shall also enter into and perform its obligations under any such agreement.

     6.4  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of USB to take any action pursuant to this Section 6 that ALZA meet the following conditions:

          (a) ALZA shall furnish such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required by applicable federal or state securities laws to effect the registration of the Registrable Securities.

          (b) All information specifically with respect to ALZA furnished to USB by or on behalf of ALZA for use in connection with the preparation of any registration statement relating to such Registrable Securities shall be true and correct in all material respects and shall not omit any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading.

          (c) ALZA will review carefully any registration statement relating to such Registrable Securities and each amendment or supplement thereto upon receipt thereof from USB and will promptly advise USB in writing if: (i) the name and address of ALZA (if required to be disclosed) is not properly set forth;

(ii) ALZA knows of any arrangements made or to be made by any person, or of any transaction already effected, to limit or restrict the sale of the Registrable Securities during the period of the public distribution or to stabilize the market for the Registrable Securities, other than as disclosed therein; or
(iii) ALZA has entered into any material arrangement with a broker-dealer for the sale of Registrable Securities through a cross or block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer required to be disclosed in the registration statement that is not disclosed therein.

          (d) ALZA shall distribute in connection with the offering and sale of the Registrable Securities the prospectus or other offering material permitted by the 1933 Act and prepared by USB, and only such materials.

          (e) ALZA will comply with the provisions of the Exchange Act and the regulations thereunder, including, without limitation, Rule 10b-7.

          (f) To assist USB in qualifying the Registrable Securities for sale under applicable state securities laws, ALZA will advise USB of each jurisdiction in which it intends to offer or sell any or all Registrable Securities, and agrees not to offer or sell any Registrable Securities in any jurisdiction where the Registrable Securities are not registered or exempt from registration.

          (g) ALZA will inform USB in writing of any and all sales, or other transfers or dispositions of any Registrable Securities or of any interest therein within 15 calendar days following each such disposition, such notification to include the date of the disposition and the number of Registrable Securities which were disposed of.

          (h) In the event of any underwritten public offering of any Registrable Securities pursuant to Section 6.2(c), ALZA shall enter into and perform its obligations under an underwriting agreement, in the form agreed upon by USB and the underwriters selected by it.

     6.5  Expenses of Registration.  Except as otherwise provided in this
          ------------------------
Section 6.5, USB shall bear the expenses incurred in connection with the Shelf Registration and any amendment or supplement thereof, including: all registration, filing, qualification, printers' and accounting fees and the fees and disbursements of counsel for USB. The expenses borne by USB pursuant to this Section 6.5 shall exclude (i) broker fees and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by ALZA; (ii) all out-of-pocket expenses of ALZA's brokers or dealers; and
(iii) all fees
and disbursements of counsel for ALZA or any such brokers or dealers.

       6.6  Company Suspension.
            ------------------

          (a) ALZA shall, upon receipt of any written notice from USB of the happening of any event of the kind described in Section 6.3(e), forthwith discontinue its disposition of Registrable Securities pursuant to such registration statement (it being understood that ALZA's right to dispose of Registrable Securities by other means in accordance with applicable laws shall not be restricted hereby) until ALZA receives the copies of the supplemented or amended prospectus and, if so directed by USB, will deliver to USB (at USB's expense) all copies, other than permanent file copies, then in ALZA's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

          (b) ALZA shall upon receipt of any notice from USB that in the good faith judgment of USB the filing or making of offers and sales pursuant to the registration statement would require the public disclosure of material information, the disclosure of which would not otherwise be required at that time and either compiling such information would require unreasonable effort in the circumstances or disclosure thereof would have a material adverse effect on USB, USB shall have the right to suspend such sales or postpone such filing for a period which shall not exceed 60 days (provided that no such notice may be given beginning when ALZA notifies USB that marketing efforts have begun by an underwriter on behalf of ALZA in connection with an offering thereof and ending when such offering is completed or abandoned); provided, however, that USB may
                                               --------  -------
not use the right provided by this paragraph until 120 days have elapsed from the end of the most recent suspension or postponement period initiated by USB and provided, further, however, that immediately following disclosure of such
    --------  -------  -------
information or withdrawal or abandonment of the transaction requiring suspension or postponement USB will make such filing or take such steps as are necessary to permit such offers and sales, as the case may be. Any suspension under this
Section 6.6(b) will extend, for an amount of time equal to such suspension, the termination date of any registration rights, or obligations to keep a registration effective, otherwise provided in this Agreement.

       6.7  Indemnification.  In the event any Registrable Securities are
            ---------------
included in a registration statement under this Section 6:

          (a) To the extent permitted by law, USB will indemnify and hold harmless ALZA, and each of its officers and directors, any underwriter (as defined in the 1933 Act) for ALZA and each person, if any, who controls ALZA or any such underwriter within the meaning of the 1933 Act or the Exchange Act (collectively, the "Indemnified ALZA Parties"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon a claim by a third party, that is not an Indemnified ALZA Party, or an Affiliate of any Indemnified ALZA Party, alleging any of the following statements, omissions or violations (collectively, "Indemnified Violations"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, or any document incident to such registration (such as a Blue Sky qualification or compliance); (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any Indemnified Violation or alleged Indemnified Violation under the 1933 Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and USB will reimburse each of the USB Indemnified Parties for any legal and other expenses reasonably incurred in connection with defending any such Indemnified Violations; provided, however, that the indemnity agreement contained in this Section 6.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of USB (which consent shall not be unreasonably withheld), nor shall USB be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an Indemnified Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any of the Indemnified ALZA Parties.

          (b) To the extent permitted by law, ALZA will indemnify and hold harmless USB, each of its officers and directors, each person, if any, who controls USB within the meaning of the 1933 Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person (collectively, the "Indemnified USB Parties"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject, under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon a claim by a third party, that is not an Indemnified USB Party, or an Affiliate of any Indemnified USB Party, arising out of or based upon written information furnished by any of the Indemnified ALZA Parties expressly for use in connection with such registration, and ALZA will reimburse each of the Indemnified USB Parties for any legal and other expenses reasonably incurred in connection with defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 6.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ALZA (which consent will not be unreasonably withheld); provided, that in no event shall any indemnity under this Section 6.7(b) exceed ALZA's proceeds from the offering.

          (c)  Promptly after receipt by an indemnified party under this Section
6.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.7, deliver to the indemnifying party a written notice of the commencement thereof, generally summarizing the claims, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.7.

          (d) The obligations of USB and ALZA under this Section 6.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.

       6.8  Reports Under the Exchange Act.  With a view to making available to
            ------------------------------
ALZA the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit ALZA to sell securities of USB to the public without registration, USB agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of USB under the 1933 Act and the Exchange Act; and

          (c) furnish to ALZA, so long as ALZA owns any Registrable Securities, promptly upon request (i) a written statement by USB that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of USB and such other reports and documents so filed by USB, and (iii) such other information as may be reasonably requested in availing ALZA of any rule or regulation of the SEC which permits the selling of any such securities without registration.

       6.9  Underwriting Requirements.  In connection with any proposed
            -------------------------
registration as to which ALZA has a right to notice under Section 6.2(c):

          (a) USB shall not be required to include in such registration any of the Registrable Securities unless ALZA accepts the terms of the underwriting that are agreed upon between USB and the underwriters selected by it; and

          (b) if the underwriter for the offering advises USB in writing that the number of Registrable Securities requested to be included will adversely affect the success of the offering, USB shall include in such offering only the quantity of Registrable Securities, if any, as shall be determined as set forth below:

                 (i) first, USB shall include in such underwriting all of the securities USB proposes to sell; and

                 (ii) then, USB shall include the number of Registrable Securities and USB securities of other holders that the underwriter advises will not adversely affect the success of the offering, allocated, pro rata, among ALZA and the other holders requesting registration, based upon the number of shares of Common Stock each such person shall have requested USB to include in the offering.

       6.10  Transfer or Assignment of Registration Rights  The rights to cause
             ---------------------------------------------
USB to register Registrable Securities and the obligations of USB pursuant to this Section 6 may be transferred or assigned by ALZA to any Affiliate of ALZA. In addition, ALZA shall have the right to transfer or assign its rights under
Section 6.2 (a) and (c) (relating to the Shelf Registration and piggy-back registration) in connection with a transfer of all of the Shares, or otherwise upon the reasonable consent of USB, provided that: (i) such transfer is permitted under this Agreement; and (ii) the transferee enters into a written agreement whereby the transferee agrees to be bound by the remaining rights and obligations of ALZA set forth in Sections 6 and 7 hereof (the "AlZA Obligations"). If, in accordance with the preceding provisions of this Section 6.10, ALZA shall transfer or assign its registration rights to a single holder (the "New Holder") that is a partnership, trust or similar pass-through entity, such registration rights may be further transferred to any partner, beneficiary or related person of the New Holder in connection with a distribution of Registrable Securities by the New Holder to such partner, beneficiary or related person; provided that, within a reasonable time after such transfer, USB is furnished with a written notice of the name and address of such partner, beneficiary or related person and the Registrable Securities with respect to which such registration rights are being transferred; and provided, further, that such transfer shall be effective only if it is registered under all applicable securities laws or is exempt from registration thereunder and the transferee agrees in writing to be bound by the ALZA Obligations.

       6.11  Amendment of Registration Rights.  Any provision of this Section 6
             --------------------------------
may be amended or the observance thereof may be waived either generally or in a particular instance and either retroactively or prospectively), only with the written consent of USB and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6.11 shall be binding upon each holder of any Registrable Securities, each future holder of Registrable Securities, ALZA and USB. Nothing herein shall prevent a holder of Registrable Securities from waiving its individual rights.

  7.  Miscellaneous.
      -------------

       7.1  Survival of Warranties.  The warranties and representations of USB
            ----------------------
and ALZA contained in or made pursuant to this Agreement shall survive until the third anniversary of the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of ALZA or USB.

       7.2  Successors and Assigns.  The terms and conditions of this Agreement
            ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       7.3  Governing Law.  This Agreement shall be governed by and construed
            -------------
under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

       7.4  Counterparts.  This Agreement shall become binding when any one or
            ------------
more counterparts hereof, individually or taken together, shall bear the signatures of USB and ALZA. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, but all of which together shall constitute one and the same instrument. A facsimile transmission of the signed Agreement shall be legal and binding on both parties.

       7.5  Titles and Subtitles.  The titles and subtitles used in this
            --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       7.6  Notices.  Unless otherwise provided, any notice required or
            -------
permitted under this Agreement shall be sent by certified mail or courier service, charges pre-paid, or by facsimile transmission, to the address or facsimile number specified below:

If to USB:

          One Tower Bridge
          100 Front Street
          West Conshohocken, PA 19428
          Fax No.: 610-832-4595
          Attention:  Chief Executive Officer

          With a copy to:

               General Counsel
               Fax No.: 610-832-4595

If to ALZA:

          950 Page Mill Road
          P.O. Box 10950
          Palo Alto, CA 94303
          Fax No.: 415-496-8048

          Attention:  Senior Vice President and General Counsel

or to such other address or facsimile number as the person may specify in a notice duly given to the sender as provided herein. A notice will be deemed to have been given as of the date that is five days after it is deposited in the United States mail or the date it is delivered by a courier service or, in the case of facsimile transmission or personal communication, when received.

       7.7  Finders' Fee.  Each party agrees to indemnify and to hold harmless
            ------------
the other party from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees, or representatives is responsible.

       7.8  Market Holdback.  ALZA shall not sell, transfer or otherwise dispose
            ---------------
of (other than to a transferee who agrees to be similarly bound) any Registrable Securities during any specified holdback period of up to 90 days following, and 14 days preceding, the filing date of a registration statement filed by USB under the 1933 Act for an offering by USB of Common Stock or other securities if, (i) the holdback is requested in writing by the managing underwriter of the offering; (ii) the same restrictions are agreed to by all of the executive officers and directors of USB; and (iii) ALZA receives written notice of the holdback in advance of the restricted period, specifying the dates during which the restrictions will apply. Notwithstanding the foregoing, the holdback restrictions described in this Section 7.8 shall not apply to sales made by any person pursuant to and in accordance with the underwritten offering described in such registration statement filed by USB. If any specified holdback period hereunder occurs during any period in which ALZA is permitted to sell Shares pursuant to Section 3.8, the time period within which ALZA must sell its Shares under Section 3.8 will be tolled until the completion of the holdback period, and the period of ALZA's registration rights pursuant to this Agreement shall be extended by the number of days of the holdback period.

       7.9  Expenses.  The parties shall share equally the filing fee for any
            --------
HSR filing required to be made prior to the Closing hereunder and the listing fee payable to the American Stock Exchange in respect of the Shares. Except as otherwise provided in the preceding sentence, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

       7.10  Publicity.  Neither party, nor any of their respective Affiliates,
             ---------
shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or any of the other transactions contemplated hereby without the prior consultation of the other party, except as may be required law or by any listing agreement with a national securities exchange. The parties shall cooperate in determining the format, date and time of day of the announcement of the execution and terms of this Agreement, giving consideration to the requirements of all applicable laws and regulations, and each party will obtain the prior approval by the other party of any press release to be issued relating to the announcement of the execution of this Agreement or the Closing hereunder, which prior approval shall not be unreasonably withheld or delayed. This Section 7.10 shall not apply to the extent that any disclosure is of information in the public domain other than through the fault of the disclosing party in violation hereof.

       7.11  Amendments and Waivers.  This Agreement may not be amended,
             ----------------------
supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this Agreement. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Any amendment or waiver effected in accordance with this Section 7.11 shall be binding upon each party and its permitted assigns.

       7.12  Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

       IN WITNESS WHEREOF, the parties, through their duly authorized officers, have duly executed this Agreement as of the date first above written.

U.S. BIOSCIENCE, INC.           ALZA CORPORATION


By:  /s/ Philip S. Schein       By:  /s/ Ernest Mario
   -------------------------     -------------------------
   Title: Chairman & CEO         Title: Chief Executive Officer

                                                            EXHIBIT A
                                                            ---------

                             U.S. BIOSCIENCE, INC.

                             Officer's Certificate
                             ---------------------


          The undersigned being the _____________ of U.S. Bioscience, Inc., a Delaware corporation ("USB"), pursuant to Section 4.1(c) of that certain Stock Purchase Agreement, dated as of February 3, 1997, by and between USB and ALZA Corporation (the "Purchase Agreement") does hereby certify that the conditions specified in Sections 4.1(a) and (b) of the Agreement have been fulfilled.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ______ day of ______, 1997.


                              ------------------------------------

                              [Title]

                                                            EXHIBIT B
                                                            ---------


                               ALZA CORPORATION

                             Officer's Certificate
                             ---------------------


          The undersigned being the _____________ of ALZA Corporation, a Delaware corporation ("ALZA"), pursuant to Section 5.1(c) of that certain Stock Purchase Agreement, dated as of February 3, 1997, by and between U.S. Bioscience, Inc. and ALZA (the "Purchase Agreement") does hereby certify that the conditions specified in Sections 5.1(a) and (b) of the Agreement have been fulfilled.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ______ day of ______, 1997.


                              -------------------------------

                                         [Title]




                                       1